UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2016
___________________

FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

___________________

Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
First NBC Bank Holding Company (the "Company") held its Annual Meeting on December 8, 2016. A brief description of each proposal submitted at the Annual Meeting and the voting results are summarized below.
1.Election of Directors. Each of the individuals nominated by the Board of Directors to serve as a director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast for the 12 director nominees were as follows:

	Voted For	Voted Against	Abstained
William D. Arron, Jr.	10,880,203	2,151,554	144,062
William M. Carrouche	12,044,648	970,009	161,162
Leander J. Foley, III	9,997,834	2,301,347	876,638
John F. French	12,055,182	961,175	159,462
Leon L. Giorgio, Jr.	12,059,962	954,795	161,062
Shivan Govindan	9,962,292	2,356,782	856,745
L. Blake Jones	9,998,147	2,316,027	861,645
Louis V. Lauricella	12,237,330	795,327	143,162
Mark G. Merlo	12,276,657	761,100	138,062
Ashton J. Ryan, Jr.	9,262,467	1,571,834	2,341,518
Dr. Charles C. Teamer	12,238,475	751,281	186,063
Joseph F. Toomy	9,996,121	2,273,053	906,645

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 9, 2016

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.
President